AUDITORS CONSENT
                             MCGLADREY & PULLEN, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

                         CONSENT OF INDEPENDENT AUDITORS



     We hereby consent to the use of our report dated January 31 , 1997 on the financial statements of Templeton Variable Annuity Fund referred to therein, which appears in the 1996 Annual Report to Shareholders, and which is incorporated herein by reference, in Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A, File No. 33-11771, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm in the Prospectus under
the  caption   "Financial   Highlights"  and  in  the  Statement  of  Additional
Information under the caption "Independent Accountants".


/s/ McGladrey & Pullen, LLP
McGladrey & Pullen, LLP

New York, New York
May 30, 1997